Exhibit 10.45

THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 7, 2005, among PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“Borrower”), certain Lenders, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) (“Administrative Agent”).

PRELIMINARY STATEMENT:

     Borrower, Administrative Agent and Lenders are party to that certain Credit Agreement (as renewed, extended, amended and restated, the “Credit Agreement”) dated as of February 29, 2004, pursuant to which the Lenders have made and may hereafter make loans to Borrower. The parties hereto have agreed to amend the Credit Agreement as described herein.

     Accordingly, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and Lenders agree as follows:

     1. Defined Terms; References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to “Sections,” “Schedules” and “Exhibits” are to sections, schedules and exhibits to the Credit Agreement.

     2. Amendments.

     (a) The following new defined terms are added to Section 1.1 of the Credit Agreement as follows (to be inserted in alphabetical order):

     “CDO Subsidiary” means a Subsidiary (i) of which all of the issued and outstanding common equity interests are held by Borrower or one or more of its wholly-owned Subsidiaries, (ii) which is formed for the sole purpose of issuing preferred securities to an unrelated third party, and (iii) which has no assets other than its rights as payee in respect of Qualified Intercompany Debt.

     “Qualified Intercompany Debt” means any unsecured indebtedness, in a principal amount not to exceed $100,000,000, owing by the Borrower to a CDO Subsidiary from time to time and evidenced by one or more promissory notes or other evidences of indebtedness, which indicate that such indebtedness is subordinated to the Obligation (such subordination to be on terms reasonably acceptable to the Administrative Agent). In any case, the Borrower shall deliver the promissory notes or other documents evidencing the terms of such indebtedness, containing all the materially final or substantially final terms, to the Administrative Agent at least 5 Business Days in advance of the incurrence of any Qualified Intercompany Debt.

     (b) Clause (ii) of the definition of “Asset Coverage Ratio” in Section 1.1 of the Credit Agreement is amended in its entirety as follows:

     (ii) the outstanding principal amount of all Funded Debt for which either Borrower or First Western is obligated (other than any Qualified Intercompany Debt, any Mortgages related to the Amerihost Properties and any preferred stock of PMC Investment Corporation).

     (c) The defined term “Total Liabilities” in Section 1.1 of the Credit Agreement is amended in its entirety as follows:

     “Total Liabilities” means, at any time and for the Consolidated Companies, all liabilities properly reflected on the Consolidated Companies’ consolidated balance sheet in accordance with GAAP (other than any Qualified Intercompany Debt).

     (d) Section 7.1(f) of the Credit Agreement is amended in its entirety as follows:

     (f) [Intentionally Deleted]

     (e) Section 7.1(c) of the Credit Agreement is amended in its entirety as follows:

     (c) SEC Filings. Promptly after preparation, but in any event (i) within 60 days after the end of each of the first three fiscal quarters of Borrower, an accurate and complete copy of Borrower’s Form 10-Q as filed with the Securities and Exchange Commission, (ii) within 90 days after the end of each fiscal year of Borrower, an accurate and complete copy of Borrower’s Form 10-K as filed with the Securities and Exchange Commission, and (iii) promptly upon their becoming available, accurate and complete copies of all registration statements, other reports (including those on Form 8-K) and statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any other similar Governmental Authority.

     (f) Section 8.2(a)(iii) of the Credit Agreement is amended in its entirety as follows:

     (iii) either (A) any Debt arising under or in connection with any Structured Financing that is entered into as a result of an Asset Securitization or (B) any Qualified Intercompany Debt;

     (g) Section 8.2(b) of the Credit Agreement is amended in its entirety as follows:

     (b) Prepay, purchase, repurchase, defease or redeem, or cause to be prepaid, purchased, repurchased, defeased or redeemed, any principal of, or any premium (if any) or interest on, any of its Debt (including, without limitation, any Qualified Intercompany Debt), or fund or cause to be funded any sinking or similar fund for any such Debt (including, without limitation, any Qualified Intercompany Debt), except for:

     (i) the Obligation;

     (ii) any Debt (other than any Qualified Intercompany Debt) permitted under Section 8.2(a)(iv) above in connection with the sale of the underlying real property to a third party in an arm’s-length transaction, so long as all prepayments required by Section 3.2(c) are made simultaneously therewith;

     (iii) any Debt owed by a Special Purpose Entity (other than any CDO Subsidiary) incurred in connection with an Asset Securitization, so long as (A) such Debt has been reduced to 15% or less of its original principal amount, (B) such prepayment fully extinguishes such Debt, (C) no Default or Event of Default then exists or would be created by such prepayment, and (D) all remaining Mortgage Loans and related assets of such Special Purpose Entity are immediately transferred to Borrower; or

     (iv) in the case of Qualified Intercompany Debt, any payments expressly permitted by Section 8.2(c) below.

     (h) Section 8.2 of the Credit Agreement is amended by adding the following as a new Section 8.2(c):

     (c) Prepay, purchase, repurchase, defease or redeem, or cause to be prepaid, purchased, repurchased, defeased or redeemed, any principal of, or any premium (if any) or interest on, any of its Qualified Intercompany Debt, or fund or cause to be funded any sinking or similar fund for any Qualified Intercompany Debt. Notwithstanding the foregoing, (i) the Borrower may make regularly scheduled interest payments on its Qualified Intercompany Debt and payments of principal on its Qualified Intercompany Debt upon its stated maturity unless (A) an Event of Default has occurred and is continuing under Section 10.1 as a result of a failure to make a payment of principal or interest under any Note or under Section 10.11 as a result of any nonpayment of any Rate Management Obligation when due, or (B) the maturity of the Obligation has been accelerated pursuant to either Section 11.1(a) or 11.1(b) hereof, and (ii) the Borrower may make other principal payments or prepayments of Qualified Intercompany Debt (and payment of accrued interest thereon), at its option, at any time prior to the stated maturity thereof, unless an Event of Default has occurred and is then continuing.

     (i) Section 8.5 of the Credit Agreement is amended in its entirety as follows:

     8.5 Transactions with Affiliates. No Company may enter into any transaction with any of its Affiliates except (a) Asset Securitizations, but only so long as (i) no Event of Default or Potential Default has occurred and is continuing at the time of such Asset Securitization, and (ii) all mandatory prepayments on the Obligation required by Section 3.2(c) are made in connection therewith, (b) the issuance of Qualified Intercompany Debt, and (c) other transactions (other than

Investments) in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate.

     (j) Section 8.9(a) of the Credit Agreement is amended in its entirety as follows:

     (a) Distributions to Borrower from any other Company and Distributions by any CDO Subsidiary to any of its owners; and

     (k) Section 8 of the Credit Agreement is amended by adding the following as a new Section 8.18:

     8.18 Amendments to Qualified Intercompany Debt. Without the prior written consent of the Administrative Agent, no Company may amend, restate or otherwise modify any of the terms of any Qualified Intercompany Debt which relate to the subordination of such Qualified Intercompany Debt to the Obligations.

     (l) Section 9.2 of the Credit Agreement is amended in its entirety as follows:

     9.2 Maximum Leverage Ratio. The ratio of the Consolidated Companies’ consolidated Total Liabilities to the Consolidated Companies’ consolidated Net Worth shall not at any time exceed 2.00 to 1.00.

     (m) Section 9.5 of the Credit Agreement is amended in its entirety as follows:

     9.5 [Intentionally Deleted]

     (n) Section 10.7 of the Credit Agreement is amended in its entirety as follows:

     10.7 Ownership of Other Companies. Except as a result of transactions permitted by this agreement, any Company (other than Borrower or any CDO Subsidiary) fails to constitute the direct or indirect wholly owned Subsidiary of Borrower.

     3. Conditions Precedent. Notwithstanding any contrary provisions, the foregoing paragraphs in this Amendment are not effective unless and until (a) the representations and warranties in this Amendment are true and correct and (b) Administrative Agent receives counterparts of this Amendment executed by each party named below.

     4. Ratifications. This Amendment modifies and supersedes all inconsistent terms and provisions of the Credit Documents, and except as expressly modified and superseded by this Amendment, the Credit Documents are ratified and confirmed and continue in full force and effect. Borrower, Administrative Agent and Lenders agree that the Credit Documents, as amended by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     5. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders that (a) this Amendment and any Credit Documents to be delivered under this Amendment have been duly executed and delivered by Borrower, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Amendment and any Credit Document to be delivered under this Amendment, (c) this Amendment and any Credit Documents to be delivered under this Amendment are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as limited by any applicable Debtor Relief Laws, (d) the execution, delivery and performance by Borrower of this Amendment and any Credit Documents to be delivered under this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Governmental Requirements, agreements or understandings to which Borrower is a party or by which Borrower is bound, (e) the representations and warranties contained in the Credit Agreement, as amended by this Amendment, and any other Credit Document are true and correct in all material respects as of the date of this Amendment, and (f) as of the date of this Amendment, no Event of Default or Potential Default exists or is imminent.

     6. References. All references in the Credit Documents to the “Credit Agreement” refer to the Credit Agreement as amended by this Amendment. This Amendment is a “Credit Document” referred to in the Credit Agreement and the provisions relating to Credit Documents in the Credit Agreement are incorporated by reference, the same as if set forth verbatim in this Amendment.

     7. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

     8. Parties Bound. This Amendment binds and inures to the benefit of Borrower, Administrative Agent and each Lender, and, subject to Section 14 of the Credit Agreement, their respective successors and assigns.

     9. Special Provision Regarding Indemnities. Notwithstanding anything in the Credit Agreement to the contrary, no CDO Subsidiary (as defined herein) will be an “Indemnitor” for purposes of Section 7.11 of the Credit Agreement.

     10. Entirety. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date first stated above.

JPMORGAN CHASE BANK, NA,
as Administrative Agent, Bank One and a Lender

By:	/s/ Bradley C. Peters, Senior Vice President

Bradley C. Peters, Senior Vice President

PMC COMMERCIAL TRUST,
as Borrower

By:	/s/ Jan F. Salit

Name:	Jan F. Salit

Title:	Executive Vice President